The Pittston Company and Subsidiaries                                 Exhibit 11
                                                                      ----------
Computation of Earnings Per Common Share
(In thousands, except per share amounts)



Fully Diluted Earnings Per Common Share:


                                                                  Three Months                         Nine Months
                                                            Ended September 30                  Ended September 30
                                                         1997             1996              1997              1996
-------------------------------------------------------------------------------------------------------------------

Pittston Brink's Group:
Net income attributed to common shares             $   19,372           15,841            52,417            41,714
-------------------------------------------------------------------------------------------------------------------

Average common shares outstanding                      38,309           38,264            38,243            38,158
Incremental shares of stock options                       660              586               661               590
-------------------------------------------------------------------------------------------------------------------

Pro forma common shares outstanding                    38,969           38,850            38,904            38,748
-------------------------------------------------------------------------------------------------------------------

Fully diluted earnings per common share:           $     0.50             0.41              1.35              1.08
-------------------------------------------------------------------------------------------------------------------


Pittston Burlington Group:
Net income attributed to common shares             $   15,993           10,705            19,168            23,214
-------------------------------------------------------------------------------------------------------------------

Average common shares outstanding                      19,470           19,283            19,449            19,161
Incremental shares of stock options                       670              435               676               471
-------------------------------------------------------------------------------------------------------------------

Pro forma common shares outstanding                    20,140           19,718            20,125            19,632
-------------------------------------------------------------------------------------------------------------------

Fully diluted earnings per common share            $     0.79             0.54              0.95              1.18
-------------------------------------------------------------------------------------------------------------------


Pittston Minerals Group:
Net income (loss) attributed to common
   shares                                          $      183            2,644            (1,836)            7,389
Preferred stock dividends, net                            789             (146)            2,592               773
-------------------------------------------------------------------------------------------------------------------

Fully diluted net income                           $      972            2,498               756             8,162
-------------------------------------------------------------------------------------------------------------------

Average common shares outstanding                       8,096            7,926             8,055             7,872
Incremental shares of stock options                        14               52                38                52
Conversion preferred stock                              1,789            1,841             1,792             1,996
-------------------------------------------------------------------------------------------------------------------

Pro forma common shares outstanding                     9,899            9,819             9,885             9,920
-------------------------------------------------------------------------------------------------------------------

Fully diluted earnings (loss) per common
   share                                           $     0.02             0.25          (0.23)(a)             0.82
-------------------------------------------------------------------------------------------------------------------


(a) Antidilutive, therefore the same as primary.


Primary Earnings Per Share:
Primary earnings per share can be computed from the information on the face of the Consolidated Statements of Operations.